250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 742-6505

Arrow Reports 3rd Quarter Net Income of $9.0 Million, or $0.53 per Share

GLENS FALLS, N.Y. (October 31, 2024) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced financial results for the three-month period ended September 30, 2024. Net income for the third quarter of 2024 was $9.0 million and fully diluted earnings per share ("EPS") was $0.53, versus $7.7 million and EPS of $0.46 for the same period in 2023.

This Earnings Release and related commentary should be read in conjunction with the Company's October 31, 2024 Form 8-K and related Third Quarter 2024 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

“We delivered a solid third quarter with strong net interest margin expansion, improved core profitability, increased return on average assets and continued strong credit metrics. Stabilizing funding costs, increasing asset yields, and continued expense discipline have positioned us for increased core operating leverage for the upcoming quarters. Our incredible teamwork was recently recognized by being named to the prestigious Piper Sandler Sm-All Stars: Class of 2024, a list of 30 top-performing small-cap banks and thrifts in the country.

Among our third-quarter accomplishments, we completed two small acquisitions. We expanded our insurance business with the strategic acquisition of the assets of A&B Agency, Inc. and acquired a branch in Whitehall, New York. Our team continues to prepare for the unification of our banking subsidiaries, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, into a single entity renamed Arrow Bank National Association, or Arrow Bank, slated for December 31, 2024. Starting in early November, our customers will gain surcharge-free access to the Allpoint ATM Network of more than 55,000 locations. As we continue to strengthen our market position, we also rewarded our shareholders with an increase to the fourth-quarter cash dividend, which we announced in early October.”

Third-Quarter Highlights and Key Metrics
•EPS improved $0.07 to $0.53 versus the same period in 2023 and $0.01 over the previous quarter
•Results included approximately $450 thousand of non-core expenses related to our insurance agency and branch acquisitions as well as unification efforts
•Deposit balances were $3.8 billion, resulting in a Loan-to-Deposit ratio of 87.0%
•Net Interest Margin improved to 2.78% (2.79% FTE1), up from 2.67% (2.69% FTE) in the prior quarter
•Year-to-date loan growth reached $126.3 million2 (5.2% annualized)
•Resumed mortgage loan sales into the secondary market
•Average Loan Yields increased to 5.27% for 3Q24, up from 5.17% in the prior quarter
•Net Charge-Offs for the quarter were 8bps on an annualized basis
•Tangible Book Value increased to $21.95
•Accumulated Other Comprehensive Loss improved $5.7 million, or 18%, from the prior quarter
•Return on Average Assets (ROA) improved to 0.84%, up from 0.82% in the previous quarter
1 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.
2 Excludes both $6.5 million fair value hedge adjustment at September 30, 2024 and $5.8 million fair value hedge adjustment at December 31, 2023

Income Statement

•Net Income: Net income for the third quarter of 2024 was $9.0 million, increasing from $8.6 million in the second quarter of 2024 and $7.7 million in the third quarter of 2023.
◦Compared to the prior quarter, net income benefited from an increase of $1.3 million in net interest income, partially offset by an increase in non-interest expense of $0.8 million.
◦Compared to the third quarter of 2023, net income growth was driven by an increase in net interest income of $3.1 million, partially offset by an increase in non-interest expense of $0.6 million.

•Net Interest Income: Net interest income for the third quarter of 2024 was $28.4 million, increasing 4.7% from $27.2 million for the second quarter of 2024 and increasing 12.2% from $25.4 million in the third quarter of 2023.
◦Total interest and dividend income was $49.4 million for the third quarter of 2024, an increase from $48.0 million in the second quarter of 2024 and from $42.1 million for the third quarter of 2023. These increases were primarily driven by loan growth and higher loan yields. Interest expense for the third quarter of 2024 was $21.0 million, an increase from $20.8 million for the second quarter of 2024 and from $16.8 million for the third quarter of 2023. The increase from the prior year was driven primarily by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin, on an FTE basis, for the third quarter of 2024 was 2.79% compared to 2.69% for the second quarter of 2024 and 2.55% for the third quarter of 2023. The increase in net interest margin compared to the second quarter in 2024 was primarily the result of continued yield expansion on earning assets combined with the moderating cost of interest-bearing liabilities. As compared to the third quarter of 2023, the increase in net interest margin was primarily the result of yield on average earning assets increasing at a faster pace than costs of interest-bearing liabilities. Net interest margin is affected by deposits continuing to migrate to higher costing products, such as money market savings and time deposits.

	Three Months Ended
	(Dollars in Thousands)
	September 30, 2024	June 30, 2024	September 30, 2023
Interest and Dividend Income	$49,443	$47,972	$42,117
Interest Expense	21,005	20,820	16,764
Net Interest Income	28,438	27,152	25,353
Average Earning Assets(A)	4,075,162	4,083,813	3,973,747
Average Interest-Bearing Liabilities	3,085,066	3,127,417	2,920,518

Yield on Earning Assets(A)	4.83%	4.72%	4.20%
Cost of Interest-Bearing Liabilities	2.71	2.68	2.28
Net Interest Spread	2.12	2.04	1.92
Net Interest Margin	2.78	2.67	2.53
Net Interest Margin - FTE	2.79	2.69	2.55

(A) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the third quarter of 2024, the provision for credit losses was $0.9 million compared to $0.8 million in the second quarter of 2024 and $0.4 million in the third quarter of 2023. The key drivers for the provision for credit losses in the third quarter of 2024 were replenishment of the allowance for charge-offs, growth in loan balances and changes to the economic forecast factors embedded in the credit loss allowance model.

•Non-Interest Income: Non-interest income for the three months ended September 30, 2024, was $8.1 million, an increase from $7.9 million in the second quarter of 2024 and consistent with the third quarter of 2023. The increases from the prior periods are primarily the result of the resumption of loan sales from current loan originations, higher wealth management fees resulting from improved market valuations of assets under management and increased insurance commissions resulting from the A&B asset acquisition. The third quarter of 2023 included one-time proceeds from bank-owned life insurance in other income.

•Non-Interest Expense: Non-interest expense for the third quarter of 2024 was $24.1 million, an increase from $23.3 million in the second quarter of 2024 and an increase from $23.5 million for the third quarter of 2023. The increase from the prior quarter was primarily attributable to several one-time non-core expenses related to the Whitehall and A&B asset acquisitions.

•Provision for Income Taxes: The provision for income taxes and effective tax rate were $2.6 million and 22.2%, for the third quarter of 2024, $2.3 million and 21.2%, for the second quarter of 2024 and $1.8 million and 19.1%, for the third quarter of 2023. The increase in the effective tax rate from the second quarter of 2024 was primarily attributable to a decrease in the amount of tax advantaged earning assets as a percentage of total earning assets, while the increase in the effective tax rate from the third quarter of 2023 was primarily due to a change in pre-tax income combined with a decrease in the amount of tax advantaged earning assets as a percentage of total earning assets.

Balance Sheet

•Total Assets: Total assets were $4.4 billion at September 30, 2024, an increase of $167.0 million, or 3.9%, as compared to June 30, 2024 and an increase of $138.5 million, or 3.2%, as compared to September 30, 2023. For the third quarter of 2024, overall growth in the balance sheet was attributable to changes in cash balances, primarily seasonal municipal and corporate deposits, as well as growth in the loan portfolio.

•Investments: Total investments were $549.8 million as of September 30, 2024, a decrease of $6.6 million, or 1.2%, compared to June 30, 2024 and a decrease of $117.0 million, or 17.6%, compared to September 30, 2023. The decrease from June 30, 2024 was driven primarily by paydowns and maturities. The decrease from September 30, 2023 was also driven by paydowns and maturities as well as the fourth quarter 2023 repositioning of the investment portfolio, which reduced the portfolio by approximately $25 million at the time of the transaction. There were no credit quality issues related to the investment portfolio.

•Loans3: Total loans were $3.3 billion as of September 30, 2024. Loan growth for the third quarter of 2024 was $24.2 million, and $201.2 million since September 30, 2023. Loan growth was spread across all loan products. Please see the loan detail included in the Consolidated Financial Information table on page 13.

•Allowance for Credit Losses: The allowance for credit losses was $31.3 million as of September 30, 2024, which represented 0.94% of loans outstanding, as compared to $31.0 million, or 0.94%, at June 30, 2024, and $31.1 million, or 0.99%, at September 30, 2023. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.08% for the three-month period ended September 30, 2024, as compared to 0.16%4 for the three-month period ended June 30, 2024 and 0.05% for the three-month period ended September 30, 2023. Non
3 Includes both $6.5 million fair value hedge adjustment at September 30, 2024 and $0.4 million fair value hedge adjustment at June 30, 2024
4 Charge-offs for 2Q24 included 0.09% related to a previously specifically reserved amount for overdraft balances relating to one customer relationship performing assets were $22.3 million as of September 30, 2024, representing 0.51% of period-end assets, compared to 0.50% at June 30, 2024 and 0.16% at September 30, 2023.

•Deposits: At September 30, 2024, deposit balances were $3.8 billion, an increase of $153.8 million from June 30, 2024 and an increase of $171.0 million from September 30, 2023. The increase from the second quarter was primarily attributable to the seasonality of municipal deposits. The increase from September 30, 2023 was partially attributable to $175 million of brokered CDs, primarily used to reduce borrowings and fund continued loan growth. Please refer to page 7 for further details related to deposits.

•Capital: Total stockholders’ equity was $393.3 million at September 30, 2024, an increase of $10.3 million, or 2.7%, from June 30, 2024 and an increase of $33.3 million, or 9.2%, from the September 30, 2023 level of $360.0 million. The increase from the second quarter was primarily attributable to net income of $9.0 million, other comprehensive income of $5.7 million offset by dividends of $4.5 million. The increase in stockholders' equity from September 30, 2023 was primarily attributable to income for the period of $32.9 million, other comprehensive income of $26.6 million and various capital items of $1.1 million offset by dividends of $18.1 million and stock repurchases of $9.2 million. Arrow's regulatory capital ratios remained strong. As of September 30, 2024, Arrow's Common Equity Tier 1 Capital Ratio was 12.77% and Total Risk-Based Capital Ratio was 14.46%. The capital ratios of Arrow's subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Piper Sandler Sm-All Stars: Arrow was recently named to the prestigious Piper Sandler Sm-All Stars: Class of 2024, a list of 30 top-performing small-cap banks and thrifts in the country. Arrow is one of just three New York financial institutions on the list and the only bank in Upstate New York. Piper Sandler, an independent investment bank and research firm, evaluated more than 300 institutions that trade on a major exchange, narrowing the field to the top 30.

•Bauer Financial Ratings: Both Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company continued to maintain their 5-Star Exceptional Performance ratings from Bauer Financial, for the 69th and 61st quarters, respectively.

•Subsidiary Bank Unification: Arrow received approval from the Office of the Comptroller of the Currency to combine its two subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, into one bank that will be known as Arrow Bank National Association. The combination will create operational efficiencies, unify branding and enhance Arrow's ability to pursue its strategic growth objectives. The combination of the entities is anticipated to become effective December 31, 2024.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, the efficiency ratio and net interest margin (FTE). Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow's Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$44,122	$36,699	$126,639	$103,203
Interest on Deposits at Banks	2,103	1,805	6,735	3,958
Interest and Dividends on Investment Securities:
Fully Taxable	2,656	2,924	8,851	8,823
Exempt from Federal Taxes	562	689	1,867	2,256
Total Interest and Dividend Income	49,443	42,117	144,092	118,240
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,966	1,156	5,510	2,346
Savings Deposits	10,905	9,729	31,706	23,830
Time Deposits over $250,000	1,803	1,466	5,645	3,159
Other Time Deposits	4,934	2,051	15,091	3,721
Borrowings	1,177	2,143	3,439	5,309
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	173	173	514	513
Interest on Financing Leases	47	46	142	143
Total Interest Expense	21,005	16,764	62,047	39,021
NET INTEREST INCOME	28,438	25,353	82,045	79,219
Provision for Credit Losses	934	354	2,326	2,856
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	27,504	24,999	79,719	76,363
NON-INTEREST INCOME
Income From Fiduciary Activities	2,429	2,378	7,337	7,081
Fees for Other Services to Customers	2,881	2,761	8,130	8,073
Insurance Commissions	1,955	1,695	5,299	4,775
Net Gain (Loss) on Securities	94	71	165	(214)
Net Gain on Sales of Loans	126	21	135	25
Other Operating Income	648	1,124	2,781	1,893
Total Non-Interest Income	8,133	8,050	23,847	21,633
NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,446	11,988	39,375	35,974
Occupancy Expenses, Net	1,754	1,517	5,299	4,728
Technology and Equipment Expense	4,692	4,371	14,246	13,150
FDIC Assessments	698	515	2,111	1,478
Other Operating Expense	3,510	5,088	10,399	14,528
Total Non-Interest Expense	24,100	23,479	71,430	69,858
INCOME BEFORE PROVISION FOR INCOME TAXES	11,537	9,570	32,136	28,138
Provision for Income Taxes	2,562	1,827	6,897	5,786
NET INCOME	$8,975	$7,743	$25,239	$22,352
Average Shares Outstanding:
Basic	16,710	17,050	16,746	17,049
Diluted	16,742	17,050	16,772	17,049
Per Common Share:
Basic Earnings	$0.54	$0.46	$1.51	$1.31
Diluted Earnings	0.53	0.46	1.50	1.31

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	September 30, 2024	December 31, 2023	September 30, 2023
ASSETS
Cash and Due From Banks	$53,969	$36,755	$39,778
Interest-Bearing Deposits at Banks	286,119	105,781	254,961
Investment Securities:
Available-for-Sale at Fair Value	437,067	497,769	519,240
Held-to-Maturity (Fair Value of $101,929 at September 30, 2024; $128,837 at December 31, 2023; and $134,811 at September 30, 2023)	103,337	131,395	140,577
Equity Securities	5,089	1,925	1,960
Other Investments	4,352	5,049	5,110
Loans	3,339,937	3,212,908	3,138,617
Allowance for Credit Losses	(31,262)	(31,265)	(31,112)
Net Loans	3,308,675	3,181,643	3,107,505
Premises and Equipment, Net	59,932	59,642	60,311
Goodwill	23,789	21,873	21,873
Other Intangible Assets, Net	2,190	1,110	1,205
Other Assets	126,930	126,926	120,391
Total Assets	$4,411,449	$4,169,868	$4,272,911
LIABILITIES
Noninterest-Bearing Deposits	740,170	758,425	798,392
Interest-Bearing Checking Accounts	875,365	799,785	920,250
Savings Deposits	1,544,868	1,466,280	1,496,193
Time Deposits over $250,000	177,990	179,301	167,614
Other Time Deposits	499,064	483,775	284,036
Total Deposits	3,837,457	3,687,566	3,666,485
Borrowings	103,600	26,500	174,300
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,022	5,066	5,080
Other Liabilities	52,059	50,964	47,032
Total Liabilities	4,018,138	3,790,096	3,912,897
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at September 30, 2024, December 31, 2023 and September 30, 2023	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at September 30, 2024, December 31, 2023 and September 30, 2023)	22,067	22,067	22,067
Additional Paid-in Capital	413,065	412,551	412,397
Retained Earnings	77,429	65,792	62,647
Accumulated Other Comprehensive Loss	(25,968)	(33,416)	(52,584)
Treasury Stock, at Cost (5,332,907 Shares at September 30, 2024; 5,124,073 Shares at December 31, 2023 and 5,017,063 Shares at September 30, 2023)	(93,282)	(87,222)	(84,513)
Total Stockholders’ Equity	393,311	379,772	360,014
Total Liabilities and Stockholders’ Equity	$4,411,449	$4,169,868	$4,272,911

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Net Income	$8,975	$8,604	$7,660	$7,723	$7,743

Net Changes in Fair Value of Equity Investments (Net of Tax)	69	39	13	90	52

Share and Per Share Data:
Period End Shares Outstanding	16,734	16,723	16,710	16,942	17,049
Basic Average Shares Outstanding	16,710	16,685	16,865	17,002	17,050
Diluted Average Shares Outstanding	16,742	16,709	16,867	17,004	17,050
Basic Earnings Per Share	$0.54	$0.52	$0.45	$0.46	$0.46
Diluted Earnings Per Share	0.53	0.52	0.45	0.46	0.46
Cash Dividend Per Share	0.270	0.270	0.270	0.270	0.262

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$154,937	$159,336	$178,452	$136,026	$131,814
Investment Securities	590,352	644,192	671,105	713,144	745,693
Loans	3,329,873	3,280,285	3,235,841	3,170,262	3,096,240
Deposits	3,672,128	3,678,957	3,693,325	3,593,949	3,491,028
Other Borrowed Funds	134,249	131,537	122,033	149,507	208,527
Stockholders' Equity	387,904	378,256	379,446	363,753	362,701
Total Assets	4,245,597	4,237,359	4,245,484	4,159,313	4,109,995
Return on Average Assets, annualized	0.84%	0.82%	0.73%	0.74%	0.75%
Return on Average Equity, annualized	9.20%	9.15%	8.12%	8.42%	8.47%
Return on Average Tangible Equity, annualized [1]	9.79%	9.74%	8.64%	8.99%	9.05%
Average Earning Assets	$4,075,162	$4,083,813	$4,085,398	$4,019,432	$3,973,747
Average Paying Liabilities	3,085,066	3,127,417	3,108,093	2,985,717	2,920,518
Interest Income	49,443	47,972	46,677	44,324	42,117
Tax-Equivalent Adjustment [2]	149	163	176	184	183
Interest Income, Tax-Equivalent [2]	49,592	48,135	46,853	44,508	42,117
Interest Expense	21,005	20,820	20,222	18,711	16,764
Net Interest Income	28,438	27,152	26,455	25,613	25,353
Net Interest Income, Tax-Equivalent [2]	28,587	27,315	26,631	25,797	25,536
Net Interest Margin, annualized	2.78%	2.67%	2.60%	2.53%	2.53%
Net Interest Margin, Tax-Equivalent, annualized [2]	2.79%	2.69%	2.62%	2.55%	2.55%

Efficiency Ratio Calculation: [3]
Non-Interest Expense	$24,100	$23,318	$24,012	$23,190	$23,479
Less: Intangible Asset Amortization	78	40	41	43	43
Net Non-Interest Expense	$24,022	$23,278	$23,971	$23,147	$23,436
Net Interest Income, Tax-Equivalent	$28,587	$27,315	$26,631	$25,797	$25,536
Non-Interest Income	8,133	7,856	7,858	7,484	8,050
Less: Net Gain on Securities	94	54	17	122	71
Net Gross Income	$36,626	$35,117	$34,472	$33,159	$33,515
Efficiency Ratio	65.59%	66.29%	69.54%	69.81%	69.93%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$393,311	$383,018	$377,986	$379,772	$360,014
Book Value per Share	23.50	22.90	22.62	22.42	21.12
Goodwill and Other Intangible Assets, net	25,979	22,800	22,891	22,983	23,078
Tangible Book Value per Share [1]	21.95	21.54	21.25	21.06	19.76

Capital Ratios:[4]
Tier 1 Leverage Ratio	9.78%	9.74%	9.63%	9.84%	9.94%
Common Equity Tier 1 Capital Ratio	12.77%	12.88%	12.84%	13.00%	13.17%
Tier 1 Risk-Based Capital Ratio	13.41%	13.53%	13.50%	13.66%	13.84%
Total Risk-Based Capital Ratio	14.46%	14.57%	14.57%	14.74%	14.94%

Assets Under Trust Admin. & Investment Mgmt.	$1,944,239	$1,848,349	$1,829,266	$1,763,194	$1,627,522

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which Arrow believes provide investors with information that is useful in understanding its financial performance.

		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
	Total Stockholders' Equity (GAAP)	$393,311	$383,018	$377,986	$379,772	$360,014
	Less: Goodwill and Other Intangible assets, net	25,979	22,800	22,891	22,983	23,078
	Tangible Equity (Non-GAAP)	$367,332	$360,218	$355,095	$356,789	$336,936

	Period End Shares Outstanding	16,734	16,723	16,710	16,942	17,049
	Tangible Book Value per Share (Non-GAAP)	$21.95	$21.54	$21.25	$21.06	$19.76
	Net Income	8,975	8,604	7,660	7,723	7,743
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	9.79%	9.74%	8.64%	8.99%	9.05%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
	Interest Income (GAAP)	$49,443	$47,972	$46,677	$44,324	$42,117
	Add: Tax-Equivalent adjustment (Non-GAAP)	149	163	176	184	183
	Interest Income - Tax Equivalent (Non-GAAP)	$49,592	$48,135	$46,853	$44,508	$42,300
	Net Interest Income (GAAP)	$28,438	$27,152	$26,455	$25,613	$25,353
	Add: Tax-Equivalent adjustment (Non-GAAP)	149	163	176	184	183
	Net Interest Income - Tax Equivalent (Non-GAAP)	$28,587	$27,315	$26,631	$25,797	$25,536
	Average Earning Assets	$4,075,162	$4,083,813	$4,085,398	$4,019,432	$3,973,747
	Net Interest Margin (Non-GAAP)*	2.79%	2.69%	2.62%	2.55%	2.55%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

4.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The September 30, 2024 CET1 ratio listed in the tables (i.e., 12.77%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
	Total Risk Weighted Assets	$3,110,178	$3,072,922	$3,049,525	$3,032,188	$2,988,438
	Common Equity Tier 1 Capital	397,122	395,691	391,706	394,166	393,541
	Common Equity Tier 1 Ratio	12.77%	12.88%	12.84%	13.00%	13.17%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	September 30, 2024			September 30, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$154,937	$2,103	5.40%	$131,814	$1,805	5.43%
Investment Securities:
Fully Taxable	497,450	2,656	2.12	616,020	2,924	1.88
Exempt from Federal Taxes	92,902	562	2.41	129,673	689	2.11
Loans (1)	3,329,873	44,122	5.27	3,096,240	36,699	4.70
Total Earning Assets (1)	4,075,162	49,443	4.83	3,973,747	42,117	4.20
Allowance for Credit Losses	(31,147)			(31,386)
Cash and Due From Banks	33,159			32,874
Other Assets	168,423			134,760
Total Assets	$4,245,597			$4,109,995
Deposits:
Interest-Bearing Checking Accounts	$785,134	1,966	1.00	$795,627	1,156	0.58
Savings Deposits	1,492,888	10,905	2.91	1,505,916	9,729	2.56
Time Deposits of $250,000 or More	174,028	1,803	4.12	152,738	1,466	3.81
Other Time Deposits	498,767	4,934	3.94	257,710	2,051	3.16
Total Interest-Bearing Deposits	2,950,817	19,608	2.64	2,711,991	14,402	2.11
Borrowings	109,230	1,177	4.29	183,452	2,143	4.63
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.44	20,000	173	3.43
Finance Leases	5,019	47	3.73	5,075	46	3.60
Total Interest-Bearing Liabilities	3,085,066	21,005	2.71	2,920,518	16,764	2.28
Noninterest-Bearing Deposits	721,311			779,037
Other Liabilities	51,316			47,739
Total Liabilities	3,857,693			3,747,294
Stockholders’ Equity	387,904			362,701
Total Liabilities and Stockholders’ Equity	$4,245,597			$4,109,995
Net Interest Income		$28,438			$25,353
Net Interest Spread			2.12%			1.92%
Net Interest Margin			2.78%			2.53%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	September 30, 2024			June 30, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$154,937	$2,103	5.40%	$159,336	$2,185	5.52%
Investment Securities:
Fully Taxable	497,450	2,656	2.12	530,869	3,009	2.28
Exempt from Federal Taxes	92,902	562	2.41	113,323	637	2.26
Loans (1)	3,329,873	44,122	5.27	3,280,285	42,141	5.17
Total Earning Assets (1)	4,075,162	49,443	4.83	4,083,813	47,972	4.72
Allowance for Credit Losses	(31,147)			(31,459)
Cash and Due From Banks	33,159			28,611
Other Assets	168,423			156,394
Total Assets	$4,245,597			$4,237,359
Deposits:
Interest-Bearing Checking Accounts	$785,134	1,966	1.00	$832,087	1,903	0.92
Savings Deposits	1,492,888	10,905	2.91	1,487,062	10,571	2.86
Time Deposits of $250,000 or More	174,028	1,803	4.12	172,655	1,869	4.35
Other Time Deposits	498,767	4,934	3.94	504,076	5,074	4.05
Total Interest-Bearing Deposits	2,950,817	19,608	2.64	2,995,880	19,417	2.61
Borrowings	109,230	1,177	4.29	106,502	1,186	4.48
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	173	3.44	20,000	170	3.42
Finance Leases	5,019	47	3.73	5,035	47	3.75
Total Interest-Bearing Liabilities	3,085,066	21,005	2.71	3,127,417	20,820	2.68
Noninterest-Bearing Deposits	721,311			683,077
Other Liabilities	51,316			48,609
Total Liabilities	3,857,693			3,859,103
Stockholders’ Equity	387,904			378,256
Total Liabilities and Stockholders’ Equity	$4,245,597			$4,237,359
Net Interest Income		$28,438			$27,152
Net Interest Spread			2.12%			2.04%
Net Interest Margin			2.78%			2.67%

(1) Includes Nonaccrual Loans.

Average Consolidated Balance Sheets and Net Interest Income Analysis
(GAAP Basis)
(Dollars In Thousands)

Nine Months Ended September 30:	2024			2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$164,208	$6,735	5.48%	$101,104	$3,958	5.23%
Investment Securities:
Fully Taxable	526,181	8,851	2.25	635,126	8,823	1.86
Exempt from Federal Taxes	108,872	1,867	2.29	146,736	2,256	2.06
Loans (1)	3,282,175	126,639	5.15	3,041,909	103,203	4.54
Total Earning Assets (1)	4,081,436	144,092	4.72	3,924,875	118,240	4.03
Allowance for Credit Losses	(31,340)			(30,591)
Cash and Due From Banks	30,534			30,720
Other Assets	162,194			134,310
Total Assets	$4,242,824			$4,059,314
Deposits:
Interest-Bearing Checking Accounts	$815,933	5,510	0.90	$874,132	2,346	0.36
Savings Deposits	1,487,005	31,706	2.85	1,494,976	23,830	2.13
Time Deposits of $250,000 or More	174,668	5,645	4.32	127,230	3,159	3.32
Other Time Deposits	499,881	15,091	4.03	203,047	3,721	2.45
Total Interest-Bearing Deposits	2,977,487	57,952	2.60	2,699,385	33,056	1.64
Borrowings	104,257	3,439	4.41	151,887	5,309	4.67
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	514	3.43	20,000	513	3.43
Finance Leases	5,034	142	3.77	5,088	143	3.76
Total Interest-Bearing Liabilities	3,106,778	62,047	2.67	2,876,360	39,021	1.81
Noninterest-Bearing Deposits	703,948			777,994
Other Liabilities	50,207			42,506
Total Liabilities	3,860,933			3,696,860
Stockholders’ Equity	381,891			362,454
Total Liabilities and Stockholders’ Equity	$4,242,824			$4,059,314
Net Interest Income		$82,045			$79,219
Net Interest Spread			2.05%			2.22%
Net Interest Margin			2.69%			2.70%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	9/30/2024	12/31/2023	9/30/2023
Loan Portfolio
Commercial Loans	$169,884	$156,224	$148,066
Commercial Real Estate Loans	756,420	745,487	734,604
Subtotal Commercial Loan Portfolio	926,304	901,711	882,670
Consumer Loans	1,120,241	1,111,667	1,107,638
Residential Real Estate Loans	1,293,392	1,199,530	1,148,309
Total Loans	$3,339,937	$3,212,908	$3,138,617
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$31,009	$31,112	$31,170
Loans Charged-off	(1,429)	(1,366)	(1,204)
Less Recoveries of Loans Previously Charged-off	748	994	792
Net Loans Charged-off	(681)	(372)	(412)
Provision for Credit Losses	934	525	354
Allowance for Credit Losses, End of Quarter	$31,262	$31,265	$31,112
Nonperforming Assets
Nonaccrual Loans	$21,047	$20,645	$6,023
Loans Past Due 90 or More Days and Accruing	816	452	251
Loans Restructured and in Compliance with Modified Terms	30	54	60
Total Nonperforming Loans	21,893	21,151	6,334
Repossessed Assets	322	312	344
Other Real Estate Owned	76	—	182
Total Nonperforming Assets	$22,291	$21,463	$6,860

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.08%	0.05%	0.05%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.11%	0.07%	0.05%
Allowance for Credit Losses to Period-End Loans	0.94%	0.97%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	142.79%	147.82%	491.19%
Nonperforming Loans to Period-End Loans	0.66%	0.66%	0.20%
Nonperforming Assets to Period-End Assets	0.51%	0.51%	0.16%

Year-to-Date Period Ended:	9/30/2024	12/31/2023	9/30/2023
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$31,265	$29,952	$29,952
Loans Charged-off	(4,562)	(5,177)	(3,812)
Less Recoveries of Loans Previously Charged-off	2,233	3,109	2,116
Net Loans Charged-off	(2,329)	(2,068)	(1,696)
Provision for Credit Losses	2,326	3,381	2,856
Allowance for Credit Losses, End of Period	$31,262	$31,265	$31,112

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.09%	0.07%	0.07%
Provision for Loan Losses to Average Loans, Annualized	0.09%	0.11%	0.13%